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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





         We hereby consent to the use in this Registration Statement (Amendment No. 2) on Form SB-2 of our report dated July 17, 1996, except for the second paragraph of Note 14, for which the date is August 6, 1996 and Note 15, for which the date is January 6, 1997, relating to the consolidated financial statements of IFS International, Inc. and subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.








                                       /s/ URBACH KAHN & WERLIN PC













Albany, New York
January 28, 1997